===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               ----------------


                                  FORM 8-K/A


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
       Date of report (Date of earliest event reported) October 27, 1998


                               ----------------


                        L-3 COMMUNICATIONS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                (State or Other Jurisdiction of Incorporation)

                                                       13-3937436
(Commission File Number)                     (IRS Employer Identification No.)


  600 THIRD AVENUE, NEW YORK, NEW YORK                   10016
(Address of Principal Executive Offices)               (Zip Code)


                                (212) 697-1111
              (Registrant's Telephone Number, Including Area Code)

===============================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

                                                                                        PAGE
                                                                                   -------------
   a. Financial Statements:

      Unaudited Condensed Consolidated Financial Statements as of June 30, 1998
      and for the six months ended June 30, 1998 and 1997 ......................   A-1 to A-6

        Condensed Consolidated Balance Sheet as of June 30, 1998

        Condensed Consolidated Statements of Earnings for the six months ended June 30, 1998 and 1997

        Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997

        Notes to Condensed Consolidated Financial Statements

      Consolidated Financial Statements as of December 31, 1997 and
      for the year ended December 31, 1997 .....................................   A-7 to A-21

        Consolidated Balance Sheet as of December 31, 1997

        Consolidated Statement of Earnings for the year ended
         December 31, 1997

        Consolidated Statement of Cash Flows for the year ended
         December 31, 1997

        Notes to Consolidated Financial Statements

      Consolidated Financial Statements as of December 31, 1996 and 1995 and for
      the years ended December 31, 1996 and 1995 ...............................   A-22 to A-34

        Consolidated Balance Sheets as of December 31, 1996 and 1995

        Consolidated Statements of Earnings and Accumulated Deficit as of
         December 31, 1996 and 1995 Consolidated Statements of Cash Flows as of December 31, 1996 and 1995

        Notes to Consolidated Financial Statements

   b. Pro Forma Financial Information:

      Unaudited Pro Forma Condensed Consolidated Financial Statements as of
      June 30, 1998 and for the six months ended June 30, 1998 and for the year
      ended December 31, 1997 ..................................................   B-1 to B-8

   c. Exhibits

        2. Amended and Restated Agreement and Plan of Merger dated as of August 13, 1998 by and among L-3 Communications Corporation,
            SPD Merger Co., SPD Technologies, Inc. and Midmark
            Capital, L.P.

        23. Consent of Grant Thornton LLP

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      L-3 COMMUNICATIONS CORPORATION
                                      ----------------------------------------
                                      Registrant




Date October 27, 1998                   By: /s/ Robert V. LaPenta
     ----------------                       ----------------------------------
                                            President and Chief
                                            Financial Officer
                                            (Principal Financial Officer)

                              UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                     SPD TECHNOLOGIES INC. AND SUBSIDIARIES
                        AS OF JUNE 30, 1998 AND FOR THE
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1998

                                 ASSETS
CURRENT ASSETS
 Cash .......................................................                     $    197,000
 Accounts receivable, less allowance for doubtful accounts of
   $582,000..................................................                       25,931,000
 Inventories ................................................                       28,174,000
 Unbilled costs .............................................                        5,259,000
 Deferred income tax benefit ................................                        6,100,000
 Prepaid expenses and other .................................                        2,596,000
                                                                                  ------------
   Total current assets .....................................                       68,257,000
Property, plant and equipment--at cost                           $ 15,663,000
 Less accumulated depreciation and amortization .............      (2,782,000)      12,881,000
                                                                 ------------
DEFERRED INCOME TAX BENEFIT .................................                          927,000
INTANGIBLE ASSETS - NET .....................................                       78,035,000
OTHER ASSETS ................................................                          366,000
                                                                                  ------------
                                                                                  $160,466,000
                                                                                  ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Current maturities of long-term debt ...............................                      $  6,250,000
 Accounts payable ...................................................                        12,428,000
 Accrued expenses and other liabilities .............................                        21,808,000
                                                                                           ------------
   Total current liabilities ........................................                        40,486,000
LONG-TERM DEBT, LESS CURRENT MATURITIES .............................                        69,745,000
POSTRETIREMENT BENEFITS LIABILITY ...................................                        25,500,000
PENSION BENEFITS LIABILITY ..........................................                         4,731,000
OTHER LIABILITIES ...................................................                           435,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
 Preferred stock -- authorized, 1,000,000 shares of $.01 par
   value; issued and outstanding, 38,010 shares, at stated value.....    $  3,801,000
 Common stock -- authorized, 1,000,000 shares of $.01 par
   value; issued and outstanding, 99,000 shares .....................             990
 Additional paid-in capital .........................................       2,422,010
 Carryover basis adjustment .........................................      (2,151,000)
 Net earnings .......................................................      15,785,000
 Cumulative translation adjustment ..................................        (289,000)       19,569,000
                                                                         ------------      ------------
                                                                                           $160,466,000
                                                                                           ============

         The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)



                                                                 SIX MONTHS ENDED JUNE 30
                                                             --------------------------------
                                                                   1998             1997
                                                             ---------------   --------------
Net revenues .............................................    $105,505,000      $50,782,000
Cost of goods sold .......................................      76,429,000       33,929,000
                                                              ------------      -----------
 Gross profit ............................................      29,076,000       16,853,000
                                                              ------------      -----------
Operating expenses
 Selling, general and administrative .....................      14,132,000        5,525,000
 Engineering, research and development ...................       3,853,000        3,942,000
 Actuarial and other changes to postretirement and defined
   benefit pension plans .................................              --       (2,663,000)
                                                              ------------      -----------
                                                                17,985,000        6,804,000
                                                              ------------      -----------
 Earnings from operations ................................      11,091,000       10,049,000
                                                              ------------      -----------
 Other income (expenses)
 Interest expense, net ...................................      (4,951,000)        (554,000)
   Earnings before income taxes ..........................       6,140,000        9,495,000
Income tax expense .......................................       2,272,000        2,460,000
                                                              ------------      -----------
   NET EARNINGS ..........................................    $  3,868,000      $ 7,035,000
                                                              ============      ===========

The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                            SIX MONTHS ENDED JUNE 30,
                                                                        ---------------------------------
                                                                              1998              1997
                                                                        ---------------   ---------------
Cash flows from operating activities
 Net earnings .......................................................    $  3,868,000      $  7,035,000
 Adjustments to reconcile net earnings to net cash provided by operating activities
 Depreciation and amortization ......................................       2,559,000           529,000
 Changes in operating assets and liabilities, net of effect of acquisition of SPD Technologies Inc.
    Accounts receivable .............................................      (6,544,000)       (2,868,000)
    Inventories .....................................................       7,036,000          (386,000)
    Unbilled costs ..................................................        (644,000)          827,000
    Prepaid expenses and other ......................................        (793,000)         (511,000)
    Accounts payable ................................................       1,332,000          (618,000)
    Pension and postretirement benefits liability ...................      (1,033,000)       (2,956,000)
    Accrual expenses and other liabilities ..........................       1,776,000           880,000
    Income taxes payable ............................................       1,284,000           703,000
                                                                         ------------      ------------
 Net cash provided by operating activities ..........................       8,841,000         2,635,000
                                                                         ------------      ------------
Cash flows from investing activities
 Acquisition of SPD Technologies Inc., net of cash acquired .........        (791,000)               --
 Capital expenditures ...............................................      (2,950,000)         (914,000)
                                                                         ------------      ------------
   Net cash (used in) investing activities ..........................      (3,741,000)         (914,000)
                                                                         ------------      ------------
Cash flows from financing activities
 Proceeds from the issuance of common and preferred stock ...........           1,000                --
 Principal payments on short-term debt ..............................      (2,955,000)       (1,978,000)
 Principal payments on long-term debt ...............................      (2,500,000)         (750,000)
                                                                         ------------      ------------
   Net cash (used in) financing activities ..........................      (5,454,000)       (2,728,000)
                                                                         ------------      ------------
   NET (DECREASE) IN CASH ...........................................    $   (354,000)     $ (1,007,000)
                                                                         ============      ============

The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997


NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     SPD Technologies Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and market electrical power delivery systems and components and vehicular control systems, focused on switching and distribution and frequency and voltage conversion for military, commercial marine, rail transportation, utility and commercial specialty markets in the United States and overseas. SPD's products encompass the entire electrical distribution (power delivery) system utilized on self-contained power systems such as ships and rail cars.

     In January 1997, SPD Holdings Inc., a company formed by an investor group and certain minority stockholders of SPD Technologies Inc., the predecessor company, acquired all of the outstanding stock of the Company. The acquisition was accounted for as a purchase and was financed by the issuance of common and preferred stock and bank borrowings. As a result of certain minority shareholders of the predecessor company acquiring ownership in SPD Holdings Inc., the Company recorded a carryover basis adjustment to stockholders' equity of $(2,151,000). During 1997, SPD Holdings Inc. changed its name to SPD Technologies Inc.

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month periods ended June 30, 1998 and 1997 are not necessarily indicative of the results that may be expected for the years ended December 31, 1997 and 1998. For further information, refer to the financial statements and footnotes thereto included in the Company's financial statements for the year ended December 31, 1997.

NOTE B -- INVENTORIES

     Inventories and inventoried costs relating to long-term contracts consist of the following:

                                                                 JUNE 30, 1998
                                                                --------------
Materials and purchased parts .................................  $10,730,000
Work-in-process, primarily on U.S. Government
  contracts ...................................................   24,064,000
Finished goods ................................................    1,703,000
                                                                 -----------
                                                                  36,497,000
Less progress billings related to long-term contracts
  and programs ................................................    8,323,000
                                                                 -----------
                                                                 $28,174,000
                                                                 -----------

     Under the contractual arrangements by which progress payments are received, the United States government asserts that it has a security interest in the contracts in process identified with the related contracts.

NOTE C -- SUBSEQUENT EVENT
     Pursuant to a definitive agreement entered into on July 2, 1998, L-3 Communications Corporation acquired the stock of the Company on August 13, 1998 for $230,000,000, subject to adjustment based on closing net assets, as defined. In connection with the sale of the Company, as provided for in the Company's stock option plan, on August 13, 1998 the vesting date for all outstanding stock options of the Company was accelerated and the Company recorded a related $22,078,000 pre-tax compensation charge.

                     CONSOLIDATED FINANCIAL STATEMENTS AND
                        REPORT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
 SPD TECHNOLOGIES INC.


We have audited the accompanying consolidated balance sheet of SPD Technologies Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPD Technologies Inc. and Subsidiaries as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.



New York, New York
February 25, 1998



                                        /s/ Grant Thornton LLP

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997


                                    ASSETS



CURRENT ASSETS
 Cash                                                                        $    551,230
 Accounts receivable, less allowance for doubtful accounts
   of $772,000                                                                 19,791,544
 Inventories                                                                   35,209,738
 Unbilled costs                                                                 4,616,034
 Deferred income tax benefit                                                    6,100,000
 Prepaid expenses and other                                                     1,219,101
                                                                             ------------
    Total current assets                                                       67,487,647
PROPERTY, PLANT AND EQUIPMENT -- AT COST
 Land                                                        $    150,651
 Building and improvements                                        826,754
 Machinery and equipment                                        8,701,809
 Furniture and fixtures                                           783,851
 Leasehold improvements                                         2,469,130
                                                             ------------
                                                               12,932,195
 Less accumulated depreciation and amortization                (1,626,808)     11,305,387
                                                             ------------
DEFERRED INCOME TAX BENEFIT                                                       927,466
INTANGIBLE ASSETS -- NET                                                       78,434,265
OTHER ASSETS                                                                      726,932
                                                                             ------------
                                                                             $158,881,697
                                                                             ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY



CURRENT LIABILITIES
 Current maturities of long-term debt                                          $  6,305,700
 Accounts payable                                                                11,096,002
 Postretirement benefits liability                                                3,500,000
 Pension benefits liability                                                       3,049,508
 Accrued expenses and other liabilities                                          18,808,646
 Income taxes payable                                                               229,479
                                                                               ------------
    Total current liabilities                                                    42,989,335
LONG-TERM DEBT, LESS CURRENT MATURITIES                                          75,403,527
POSTRETIREMENT BENEFITS LIABILITY                                                22,681,000
PENSION BENEFITS LIABILITY                                                        2,033,797
                                                                               ------------
                                                                                143,107,659
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
 Preferred stock -- authorized, 1,000,000 shares of $.01
   par value; issued and outstanding, 38,010 shares, at
   stated value                                              $  3,801,000
 Common stock -- authorized, 1,000,000 shares of $.01
   par value; issued and outstanding, 99,000 shares                   990
 Additional paid-in capital                                     2,422,170
 Carryover basis adjustment                                    (2,151,000)
 Net earnings                                                  11,916,021
 Cumulative translation adjustment                               (215,143)       15,774,038
                                                             ------------      ------------
                                                                               $158,881,697
                                                                               ============

        The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF EARNINGS

                         YEAR ENDED DECEMBER 31, 1997



Net revenues                                                     $130,039,536
Cost of goods sold                                                 86,533,682
                                                                 ------------
    Gross profit                                                   43,505,854
                                                                 ------------
Operating expenses
   Selling, general and administrative                             15,749,504
   Engineering, research and development                            8,500,920
   Amortization of intangible assets                                1,458,755
   Actuarial and other changes to postretirement and defined
    benefit pension plans                                          (5,332,680)
                                                                 ------------
                                                                   20,376,499
                                                                 ------------
      Earnings from operations                                     23,129,355
Other income (expenses)
 Interest expense, net                                             (4,842,334)
                                                                 ------------
      Earnings before income taxes                                 18,287,021
Income taxes
 Current                                                            3,100,000
 Deferred                                                           3,271,000
                                                                 ------------
                                                                    6,371,000
                                                                 ------------
      NET EARNINGS                                               $ 11,916,021
                                                                 ============

        The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1997



Cash flows from operating activities
 Net earnings                                                                $  11,916,021
 Adjustments to reconcile net earnings to net cash provided by operating activities
    Depreciation and amortization of property, plant and equipment               1,626,808
    Amortization of intangible assets                                            1,458,755
    Deferred income taxes                                                        3,271,000
    Actuarial and other changes to postretirement and defined benefit
      pension plans                                                             (5,332,680)
    Provision for losses on accounts receivable                                    643,000
    Changes in operating assets and liabilities, net of effect of acquisitions of SPD Technologies Inc. and Power Paragon Inc.
       Accounts receivable                                                         664,814
       Inventories                                                              (6,995,194)
       Unbilled costs                                                            2,484,834
       Prepaid expenses and other                                                  923,808
       Accounts payable                                                          1,897,353
       Pension and postretirement benefits liability                            (2,893,879)
       Other liabilities                                                         2,055,969
                                                                             -------------
      Net cash provided by operating activities                                 11,720,609
                                                                             -------------
Cash flows from investing activities
 Acquisition of SPD Technologies Inc. and Power Paragon Inc., net of
   cash acquired                                                               (84,920,664)
 Capital expenditures                                                           (1,886,136)
                                                                             -------------
    Net cash used in investing activities                                      (86,806,800)
                                                                             -------------
Cash flows from financing activities
 Proceeds from the issuance of common and preferred stock                        3,122,000
 Net proceeds from long-term debt                                               96,954,761
 Principal payments on long-term debt                                          (22,718,315)
 Payment of deferred financing costs                                            (1,721,025)
                                                                             -------------
    Net cash provided by financing activities                                   75,637,421
                                                                             -------------
    NET INCREASE IN CASH                                                     $     551,230
                                                                             =============


        The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


NOTE A -- BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

     SPD Technologies Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and market electrical power delivery systems and components and vehicular control systems, focused on switching and distribution and frequency and voltage conversion for military, commercial marine, rail transportation, utility and commercial specialty markets in the United States and overseas. SPD's products encompass the entire electrical distribution (power delivery) system utilized on self-contained power systems such as ships and rail cars.

     In January 1997, SPD Holdings Inc., a company formed by an investor group and certain minority stockholders of SPD Technologies Inc., the predecessor company, acquired all of the outstanding stock of the Company. The acquisition was accounted for as a purchase and was financed by the issuance of common and preferred stock and bank borrowings. As a result of certain minority shareholders of the predecessor company acquiring ownership in SPD Holdings Inc., the Company recorded a carryover basis adjustment to stockholders' equity of $(2,151,000). During 1997, SPD Holdings Inc. changed its name to SPD Technologies Inc.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

1. PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of SPD and its wholly-owned subsidiaries, SPD Electrical Systems, Inc., SPD Switchgear Inc., PacOrd Inc., Henschel, Inc., Power Paragon Inc. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

2. REVENUE RECOGNITION

     Revenues for production-type contracts are recognized as units are shipped or are substantially ready to be shipped subject to customer inspection. Revenues on long-term, production-type contracts, service contracts and engineering and development contracts are recognized on the percentage-of-completion method, whereunder the estimated sales value is determined on the basis of contract milestones achieved and costs are recognized on the basis of contract percentage completions (as measured by applying the most recent estimated profit margin for the entire contract at completion to the revenues recognized based on contractual milestones achieved).

     The Company believes its approach is conservative and generally results in lower revenues and gross profits in the early stages of a contract when estimates are more susceptible to change.

     Sales under cost reimbursement contracts are recorded as costs are incurred and include estimated earned fees proportionate to total estimated costs. The fees under certain government contracts may be increased or decreased in accordance with cost or performance incentive provisions, which measure actual performance against established targets or other criteria. Such incentive fee awards or penalties are included in sales at the time the amounts can be reasonably determined.

     Generally, sales and earnings on long-term government contracts are determined on a contract-by-contract basis, based on estimates that are reviewed and revised periodically and adjustments to recognized sales and earnings resulting from such revisions are recorded on a cumulative basis in the period in which they are identified. Provisions for anticipated losses are made in the period in which they first become determinable.

3. CASH AND CASH EQUIVALENTS

     The Company classifies all highly liquid investments with original maturities of less than three months as cash equivalents.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE A -- BUSINESS AND SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

4. INVENTORIES

     Inventories are stated at the lower of cost or market with appropriate provision to reduce excess and obsolete inventory to net realizable values. Generally, the Company values inventory at cost, which approximates actual on a first-in, first-out basis and the weighted moving average method. One subsidiary values inventory related to government contracts to include all costs identified with the contract and an allocation of all other indirect costs, including marketing, general and administrative, and other expenses.

5. PROPERTY, PLANT AND EQUIPMENT

     Depreciation and amortization of property, plant and equipment are computed by the straight-line method over the estimated useful lives of the assets for financial reporting purposes and straight-line and accelerated methods for tax reporting purposes.

6. INTANGIBLE ASSETS

     Goodwill is being amortized on a straight-line basis over forty years. Deferred financing costs are being amortized over the five-year term of the loan agreement. The Company evaluates goodwill on an annual basis for possible impairment based on the expected future cash flows of the businesses acquired.

7. INCOME TAXES

     Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to postretirement benefits other than pensions, pension costs, depreciation, inventory and various accrued expenses.

8. FOREIGN CURRENCY TRANSLATION

     The assets and liabilities of the Company's German subsidiaries are translated into U.S. dollars at current exchange rates in effect at the reporting date. Income statement items are generally translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statement of earnings as incurred.

9. ACCOUNTING ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B -- ACQUISITION OF POWER PARAGON INC.

     At the close of business on June 30, 1997, SPD acquired all of the outstanding stock of Power Paragon Inc. ("PPI") and subsidiaries (formerly known as PTS Holdings, Inc. and subsidiaries). PPI develops and manufactures electrical power systems and components for military and commercial specialty applications in the United States and overseas. The acquisition was financed principally by bank borrowings. The acquisition has been accounted for as a purchase and, accordingly, the results of operations of PPI are included in the consolidated financial statements from the date of acquisition. In lieu

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE B -- ACQUISITION OF POWER PARAGON INC. (CONTINUED)

of cash, certain minority stockholders of PPI exchanged options for the purchase of stock in PPI for options to purchase shares of the Company's common stock. The fair value of the PPI options exchanged, totalling approximately $2,324,000, was recorded as additional paid-in capital at the date of the acquisition.

NOTE C -- INVENTORIES

     Inventories and inventoried costs relating to long-term contracts consist of the following:

   Materials and purchased parts                            $ 8,939,257
   Work-in-process, primarily on U.S. Government
     contracts                                               33,786,558
   Finished goods                                             1,874,897
                                                            -----------
                                                             44,600,712
   Less progress billings related to long-term contracts
     and programs                                             9,390,974
                                                            -----------
                                                            $35,209,738
                                                            ===========

     Under the contractual arrangements by which progress payments are received, the United States government asserts that it has a security interest in the contracts in process identified with the related contracts.


NOTE D -- INTANGIBLE ASSETS

     Intangible assets consist of the following:

   Goodwill                                                $ 78,171,995
   Deferred financing costs                                   1,721,025
                                                           ------------
                                                             79,893,020
   Less accumulated amortization                             (1,458,755)
                                                           ------------
                                                           $ 78,434,265
                                                           ============

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

NOTE E -- LONG-TERM DEBT

     Long-term debt is summarized as follows:

   Term loan A payable in quarterly installments of
     principal plus interest at a variable rate (9.5% at
     December 31, 1997) maturing June 30, 2002                $37,550,000
   Term loan B payable in quarterly installments of
     principal plus interest at a variable rate (9.75% at
     December 31, 1997) maturing June 30, 2004                 24,950,000
   Revolving loan payable bearing interest at a variable
     rate (9.5% at December 31, 1997) maturing
     June 30, 2002                                             18,949,707
   Capital lease obligation payable in monthly
     installments of $6,261 through January 2002 less
     amount representing interest of $47,285                      259,520
                                                              -----------
                                                               81,709,227
   Less current maturities                                      6,305,700
                                                              -----------
                                                              $75,403,527
                                                              ===========

     Substantially all of the assets and capital stock of the Company's subsidiaries are pledged as collateral for borrowings under the term and revolving loans. The loan agreement limits the payment of dividends and provides for mandatory prepayments based upon excess cash flow, as defined. The agreement also contains various restrictive financial covenants including interest coverage and leverage ratios and limitations on annual capital expenditures. Commencing January 1, 1998, the Company has the option to elect a fixed rate of interest based on LIBOR. At December 31, 1997, approximately $16,000,000 is available on the revolving loan payable.

     The following is a summary of the annual maturities of long-term debt:

   Year ending December 31,
             1998               $ 6,305,700
             1999                 7,561,100
             2000                 8,816,100
             2001                10,320,300
             2002                29,081,000
          Thereafter             19,625,027
                                -----------
                                $81,709,227
                                ===========

NOTE F -- COMMITMENTS AND CONTINGENCIES

     The Company conducts a substantial portion of its business utilizing leased facilities and equipment with terms lasting through June 2009. The terms of one principal facility lease include an option to purchase the leased premises based on 50% of the fair market value of the land and 100% of the fair market value of the building. The Company can renew the lease for two additional five-year terms.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE F -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

     At December 31, 1997, future minimum payments under noncancellable operating leases with remaining terms of more than one year were as follows:

   Year ending December 31,
             1998               $ 4,086,000
             1999                 3,870,000
             2000                 2,892,000
             2001                 2,488,000
             2002                 2,464,000
          Thereafter              7,942,000
                                -----------
                                $23,742,000
                                ===========

     Rent expense for operating leases was approximately $3,344,000 for the year ended December 31, 1997.

     As a defense contractor for the U.S. Government, the books, records and other supporting documentation of the Company used to establish certain contract prices are subject to audit to determine the allowability and reasonableness of costs. The Company routinely undergoes audits by the Government on both a pre-award and post-award basis.

     The Company contributed approximately $1,000 in 1997 to multiemployer pension plans for employees covered by collective bargaining agreements. Under the Multiemployer Pension Plan Amendments Act of 1980, if the plan terminates or the Company withdraws, the Company could be subject to a "withdrawal liability."


NOTE G -- PREFERRED STOCK AND COMMON STOCK WARRANT AND OPTIONS

     The preferred stock has a stated value of $100 per share and provides for cumulative dividends at 8%. All shares of preferred stock are subject to mandatory redemption at the stated value in the event of a sale of securities of the Company or a sale of substantially all of the assets or a significant subsidiary of the Company.

     In connection with the acquisition discussed in Note A, the Company issued a warrant for the purchase of 1,000 shares of common stock at an exercise price of $1.00 to the principal stockholder of the Company. The warrant expires on December 31, 2006.

     In connection with the acquisition discussed in Note B, the Company issued options for the purchase of 4,397 shares of the Company's common stock at an exercise price of $68.37 per share. The options are exercisable in four years or if the Company is acquired. The Company issued additional options to acquire an aggregate of 14,740 Class B Nonvoting common shares to employees and directors. The options are exercisable at $1.00 per share and expire on July 1, 2007. These options become exercisable only upon the closing of an initial public offering or a sale of the Company for an amount in excess of a "minimum threshold amount." One-half of the options vest in 12 1/2% increments over the initial four-year period. The remaining one-half of the options vest in four equal installments beginning on December 31, 1998, based upon the attainment of certain performance goals.

     The Company has determined that a compensation charge will be recorded once it is determined that it is likely that the options will become exercisable, as defined above. The amount of the compensation charge will be based upon the difference between the fair value of the shares of the Company's common stock at the date of exercise and the exercise price. No compensation charge has been recorded as of December 31, 1997.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

NOTE H -- POSTRETIREMENT BENEFITS

1. PENSION PLAN

     Substantially all the employees of the Company are covered under two defined benefit pension plans in the United States and one defined benefit plan in Germany. The following table sets forth the plans' funded status and amounts recognized in the Company's balance sheet at December 31, 1997:

                                                                         UNITED
                                                                         STATES          GERMANY
                                                                    ---------------   -------------
   Actuarial present value of benefit obligations
     Accumulated benefit obligations including
     vested benefits in the United States of
     $61,292,666 and in Germany of $325,971                          $ 61,698,595        $494,879
                                                                     ============        ========
   Projected benefit obligation for services
     rendered to date                                                $ 65,881,023        $682,412
   Plan assets at fair value, primarily fixed income
     investments and common stocks                                     62,312,893              --
                                                                     ------------        --------
   Projected benefit obligation in excess of
     plan assets - pension liability                                 $  3,568,130        $682,412
                                                                     ============        ========
   Net periodic pension cost includes the following components:
                                                                        United
                                                                       States            Germany
                                                                    ------------         --------
   Service cost - benefit earned during the year                     $  1,562,196        $ 21,731
   Interest cost on projected benefit obligation                        4,956,982          23,171
   Actual (return) on plan assets                                      (7,532,589)             --
   Net amortization and deferral                                        2,477,131              --
                                                                     ------------        --------
   Net periodic pension cost                                         $  1,463,720        $ 44,902
                                                                     ============        ========

     The weighted average discount rates used in determining the present value of the projected benefit obligations was 8.15%. The projected rate of increase in future compensation levels was 5% - 5.5%. The expected long-term rate of return on assets was 8% - 9.5%. The Company's policy is to fund pension cost under its pension plan to the extent necessary under the Employee Retirement Income Security Act of 1974. For the year ended December 31, 1997, the Company recorded actuarial and other gains on its pension plans totalling approximately $3,239,000 principally resulting from better than projected performance of plan assets.

2. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Certain subsidiaries of the Company have a defined benefit postretirement plan that provides medical benefits for retirees. The Company does not fund retiree benefits in advance. In 1993, the predecessor company established plan cost maximums to account for and control future medical costs more effectively. The Company requires that the projected future cost of providing postretirement benefits, principally health care, be accrued over the period earned rather than expensed as claims are incurred.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

NOTE H -- POSTRETIREMENT BENEFITS (CONTINUED)

     Net periodic postretirement benefit cost for the year ended December 31, 1997, included the following components:

     Service cost benefits attributed to service
       during the period                                 $    117,000
     Interest cost on the accumulated postretirement
       benefit obligation                                   2,088,000
     Net amortization and deferral                         (2,114,000)
                                                         ------------
     Net periodic postretirement benefit cost            $     91,000
                                                         ============

     Cost was determined by application of the terms of the medical plan, including the effects of established maximums on covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at annual rates progressively declining from 12% in 1995. Future benefits for union-represented employees will be capped at the limits in effect for December 31, 1996. The effect of a 1% annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $919,000 in 1997; the annual costs would not be materially affected. For the year ended December 31, 1997, the Company recognized prior service costs of approximately $4,362,000 relating to additional costs of salaried employees whose employer contributions do not have a cap and approximately $6,476,000 of net gains resulting from various underwriting changes including lower expected medical cost premiums as a result of more salaried employees choosing HMO's.

     The following table provides information on the status of the plan at December 31, 1997:

     Accumulated postretirement benefit obligation
       Retirees                                         $18,420,000
       Fully eligible active plan participants            5,984,000
       Other active plan participants                     1,777,000
                                                        -----------
     Accumulated postretirement benefit obligation      $26,181,000
                                                        ===========

     Measurement of the accumulated postretirement benefit obligation was based on an assumed discount rate of 8.15% in 1997. The health care cost trend rate for salaried employees was 9% in 1997.

3. EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

     The Company maintains various employee 401(k) savings plans. The Company contributes a guaranteed minimum of eligible employee contributions. Additional company contributions are voluntary and at the discretion of the Board of Directors. Profit-sharing expense was approximately $754,000 for the year ended December 31, 1997.

4. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has two supplemental executive retirement plans which are nonqualified plans maintained primarily for the purpose of providing additional deferred compensation for a select group of management or highly compensated employees, as defined by the Employee Retirement Income Security Act of 1974. Participation in, benefits under, and the duration of the plans are subject to the Company's discretion.

     Participants in the plans accrue benefits each fiscal year based on the Company's discretionary contribution for each participant. The Company has accrued $132,000 of estimated yearly contributions to be paid for the year ended December 31, 1997.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

NOTE H -- POSTRETIREMENT BENEFITS (CONTINUED)

     In conjunction with the establishment of the plans, the Company established rabbi trusts to aid in the payment of plan benefits. The trusts are revocable and the assets contributed to the trusts can only be used to pay participant benefits, with certain exceptions. Although the rabbi trusts established are revocable by the Company, the trust agreements provide that, after a change in control, the rabbi trusts shall not be revocable until all protected benefits have been paid in full. The assets held in the trusts at December 31, 1997 (included in other assets) amounted to approximately $576,000. Earnings on trust assets are allocated to participants' accounts and are included in the trust assets amount.

NOTE I -- INCOME TAXES

     Income tax expense is comprised of the following:


  Currently payable
  Federal                                             $2,377,000
  State                                                  708,000
  Germany                                                 15,000
                                                      ----------
                                                       3,100,000
                                                      ----------
  Deferred
  Federal                                              2,842,000
  State                                                  711,000
  Germany                                               (282,000)
                                                      ----------
                                                       3,271,000
                                                      ----------
                                                      $6,371,000
                                                      ==========

     The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:

       Expected provision for Federal income taxes         34.0%
       State and local taxes, net of Federal income
        tax benefit                                         5.1
       Research and development credits                    (4.9)
       Amortization of goodwill                             2.8
       Other                                               (2.2)
                                                           ----
                                                           34.8%
                                                           ====

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE I -- INCOME TAXES (CONTINUED)

     Deferred income taxes at December 31, 1997 relate to the following:


                                                     DEFERRED         DEFERRED
                                                        TAX              TAX
                                                      ASSETS         LIABILITIES
                                                 ----------------   ------------
     Pension and postretirement benefits          $  12,773,000
     Net operating loss of German subsidiary          1,245,466
     Inventory costs                                  2,097,000
     Contract costs                                                 $2,663,000
     Vacation pay accrual                             1,180,000
     Warranty costs                                     519,000
     Other temporary differences                      2,822,000        318,000
     Valuation allowance                            (10,628,000)
                                                  -------------     ----------
                                                  $  10,008,466     $2,981,000
                                                  =============     ==========

     The Federal income tax returns of PPI for the year ended June 30, 1995 are under examination by the Internal Revenue Service. As of December 31, 1997, no adjustments have been proposed.


     PPI's subsidiaries in Germany have a net operating loss carryforward of approximately $2,600,000 which has no expiration date.


NOTE J -- CASH FLOW INFORMATION

     The following is supplemental cash flow information:

  Cash paid for
  Interest               $2,850,000
  Income taxes            4,431,000

     In connection with the acquisitions of SPD Technologies Inc. and Power Paragon Inc., liabilities were assumed as follows:


     Fair value of assets acquired      $161,974,000
     Cash paid                            84,921,000
                                        ------------
     Liabilities assumed                $ 77,053,000
                                        ============

NOTE K -- ACCRUED EXPENSES AND OTHER LIABILITIES


     Accrued expenses and other liabilities are summarized as follows:


     Accrued employment costs      $ 7,365,243
     Accrued interest                2,112,342
     Allowance for contract
       adjustments                   2,258,777
     Accrued warranties              1,287,972
     Customer advances               1,315,714
     Other current liabilities       4,468,598
                                   -----------
                                   $18,808,646
                                   ===========

                     CONSOLIDATED FINANCIAL STATEMENTS AND
                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS
                     SPD TECHNOLOGIES INC. AND SUBSIDIARIES
                           DECEMBER 31, 1996 AND 1995

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
 SPD TECHNOLOGIES INC.

We have audited the accompanying consolidated balance sheets of SPD Technologies Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPD Technologies Inc. and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.


New York, New York
February 28, 1997



                                        /s/ Grant Thornton LLP

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 DECEMBER 31,

                                                                             1996          1995
                                                                        ------------- -------------
                          ASSETS
CURRENT ASSETS
 Cash                                                                    $   738,344   $   689,013
 Accounts receivable, less allowance for doubtful accounts of $825,000
   and $1,147,000 in 1996 and 1995, respectively                          12,536,032    10,570,568
 Inventories                                                              15,622,720    13,261,009
 Unbilled costs                                                            6,896,859     6,146,263
 Deferred income tax benefit                                               3,185,000     3,279,000
 Prepaid expenses and other                                                  185,954       446,548
                                                                         -----------   -----------
   Total current assets                                                   39,164,909    34,392,401
EQUIPMENT AND LEASEHOLD IMPROVEMENTS -- AT COST
 Machinery and equipment                                                  15,312,374    13,874,680
 Furniture and fixtures                                                    2,627,740     1,958,226
 Leasehold improvements                                                      895,940       815,572
                                                                         -----------   -----------
                                                                          18,836,054    16,648,478
 Less accumulated depreciation and amortization                           13,834,973    13,041,802
                                                                         -----------   -----------
                                                                           5,001,081     3,606,676
DEFERRED INCOME TAX BENEFIT                                                2,900,000     2,900,000
INTANGIBLE ASSETS -- NET                                                   2,476,449     3,473,475
OTHER ASSETS                                                                 211,961       224,016
                                                                         -----------   -----------
                                                                         $49,754,400   $44,596,568
                                                                         ===========   ===========

        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 DECEMBER 31,


                                                                               1996             1995
                                                                         ---------------- ----------------
                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
 Note payable                                                             $   2,187,087    $   3,604,724
 Current maturities of long-term debt                                         2,500,000        2,500,000
 Accounts payable                                                             6,000,531        2,760,861
 Accrued employment costs                                                     3,902,930        3,182,689
 Pension and postretirement benefits liability                                6,091,716        8,651,354
 Other liabilities and accrued expenses                                       7,258,908        5,170,895
 Income taxes payable                                                            55,100          521,000
                                                                          -------------    -------------
   Total current liabilities                                                 27,996,272       26,391,523
LONG-TERM DEBT, LESS CURRENT MATURITIES                                       2,500,000        5,000,000
POSTRETIREMENT BENEFITS LIABILITY                                            26,138,784       26,432,090
PENSION LIABILITY                                                             2,870,173        3,750,000
DEFERRED INCOME TAXES                                                           285,000          379,000
MINORITY INTEREST IN SUBSIDIARY                                                                  116,955
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY
 Common stock -- authorized, 1,000,000 shares of $.01 par value; issued
   and outstanding, 102,750 shares, in 1996 and 1995, respectively                1,027            1,027
 Additional paid-in capital                                                   2,394,281        2,394,281
 Accumulated deficit                                                        (12,294,547)     (19,868,308)
                                                                          -------------    -------------
                                                                             (9,899,239)     (17,473,000)
 Less: 2,355 shares of common stock in treasury -- at cost at
   December 31, 1996                                                            136,590
                                                                          -------------    -------------
                                                                            (10,035,829)     (17,473,000)
                                                                          -------------    -------------
                                                                          $  49,754,400    $  44,596,568
                                                                          =============    =============

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF EARNINGS AND ACCUMULATED DEFICIT

                            YEAR ENDED DECEMBER 31,




                                                                       1996               1995
                                                                 ----------------   ----------------
Net revenues                                                      $  93,340,918      $  87,181,721
Cost of goods sold                                                   61,902,538         57,193,503
                                                                  -------------      -------------
 Gross profit                                                        31,438,380         29,988,218
                                                                  -------------      -------------
Operating expenses
 Selling, general and administrative                                 10,328,101         11,432,406
 Engineering, research and development                                7,213,821          5,487,788
 Actuarial gain from postretirement plan                                                    (3,000)
                                                                                     -------------
                                                                     17,541,922         16,917,194
                                                                  -------------      -------------
   Earnings from operations                                          13,896,458         13,071,024
Other income (expenses)
 Interest expense, net                                               (1,179,697)        (1,728,787)
                                                                  -------------      -------------
   Earnings before provision for income tax expense (benefit)
    and minority interest                                            12,716,761         11,342,237
Income taxes -- currently payable                                     5,143,000          3,042,000
                                                                  -------------      -------------
   Earnings before minority interest                                  7,573,761          8,300,237
Minority interest                                                                          125,414
                                                                  -------------      -------------
   NET EARNINGS                                                       7,573,761          8,425,651
Accumulated deficit at beginning of year                            (19,868,308)       (28,293,959)
                                                                  -------------      -------------
Accumulated deficit at end of year                                $ (12,294,547)     $ (19,868,308)
                                                                  =============      =============

        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            YEAR ENDED DECEMBER 31,




                                                                   1996            1995
                                                             --------------- ---------------
Cash flows from operating activities
 Net earnings                                                 $  7,573,761    $   8,425,651
 Adjustments to reconcile net earnings to net cash provided
   by operating activities
    Depreciation and amortization                                1,179,610          988,886
    Actuarial gain from postretirement plan                                          (3,000)
    Provision for losses on accounts receivable                    (74,200)           9,495
    Loss on sale of equipment                                                        25,198
    Minority interest                                                              (142,214)
    Changes in operating assets and liabilities
      Accounts receivable                                       (1,891,264)         823,833
      Inventories                                               (2,361,711)       1,437,531
      Unbilled costs                                              (750,596)        (613,467)
      Prepaid expenses and other                                   272,649         (134,658)
      Accounts payable                                           3,239,670       (1,383,543)
      Pension and postretirement benefits liability             (2,971,220)      (4,915,779)
      Other liabilities                                          2,247,311          501,886
                                                              ------------    -------------
    Net cash provided by operating activities                    6,464,010        5,019,819
                                                              ------------    -------------
Cash flows from investing activities
   Capital expenditures                                         (2,338,539)      (1,202,917)
   Proceeds from sale of equipment                                                   24,069
                                                              ------------    -------------
      Net cash used in investing activities                     (2,338,539)      (1,178,848)
                                                              ------------    -------------
Cash flows from financing activities
   Net (decrease) increase in borrowings                        (1,417,638)       3,345,454
   Term loan borrowing                                                            7,500,000
   Principal payments on long-term debt                         (2,500,000)     (14,500,000)
   (Purchase) sale of company stock                               (136,590)           2,351
   Purchase of minority interest                                   (21,912)
                                                              ------------    -------------
      Net cash used in financing activities                     (4,076,140)      (3,652,195)
                                                              ------------    -------------
      NET INCREASE IN CASH                                          49,331          188,776
Cash at beginning of year                                          689,013          500,237
                                                              ------------    -------------
Cash at end of year                                           $    738,344    $     689,013
                                                              ============    =============

        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE A -- BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

     SPD Technologies, Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and service circuit protection systems, ship control systems and combat systems, and perform overhaul and repairs for naval vessels primarily under fixed-price contracts. At December 31, 1996, Merrill Lynch Capital Corp. ("MLCC") owned 77.9% of the Company. Reference is made to Note L.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

1.  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of SPD and its wholly-owned subsidiaries, SPD Switchgear Inc., PacOrd Inc. and Henschel, Inc. All material intercompany accounts and transactions have been eliminated. In 1996, the Company purchased the minority interest of Henschel, Inc. for $21,912.

2.  REVENUE RECOGNITION

     Substantially all of the Company's revenues and accounts receivable arise from contracts with the U.S. Navy or its suppliers.

     Production-type contracts, not classified as long-term, provide a substantial portion of the Company's revenues. Revenues are recognized as units are shipped or are substantially ready to be shipped subject to customer inspection. Revenues on long-term, production-type contracts, service contracts and engineering and development contracts are recognized on the percentage-of-completion method. Under the Company's methodology, revenues and gross profit are recognized based on billings rather than on a level-of-effort basis. The Company believes its approach is more conservative and generally results in lower revenues and gross profits in the early stages of a contract when estimates are more susceptible to change. Provisions for anticipated losses are made in the period in which they first become determinable.

3.  INVENTORIES

     Inventories are stated at the lower of cost or market, with appropriate provision to reduce excess and obsolete inventory to net realizable values. In general, cost is currently adjusted standard cost, which approximates actual cost on a first-in, first-out basis, and the weighted moving average method.

4.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Depreciation and amortization are computed by the straight-line method over their estimated useful lives for financial reporting purposes and straight-line and accelerated methods for tax reporting purposes.

5.  INCOME TAXES

     Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to postretirement benefits other than pensions, pension costs, depreciation, inventory and various accrued expenses.

6.  ACCOUNTING ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE B -- INVENTORIES

     Inventories primarily relate to production-type contracts and include expenditures for materials, purchased parts and work-in-process beyond what is required for recorded orders. These expenditures are incurred primarily to help maintain stable production schedules.

     Inventories consist of the following:

                                                                             1996            1995
                                                                        -------------   -------------
   Materials and purchased parts ....................................   $ 2,906,353     $ 2,960,879
   Work-in-process, primarily on U.S. Government contracts ..........    10,624,008       9,248,883
   Finished goods ...................................................     2,092,359       1,051,247
                                                                        -----------     -----------
                                                                        $15,622,720     $13,261,009
                                                                        ===========     ===========

NOTE C -- INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                           1996            1995
                                                                       -------------   -------------
   Engineering drawings .............................................    $  699,013      $  699,013
   Less accumulated amortization ....................................      (699,013)       (463,538)
                                                                         ----------      ----------
                                                                                 --         235,475
   Intangible asset - pension .......................................     2,476,449       3,238,000
                                                                         ----------      ----------
                                                                         $2,476,449      $3,473,475
                                                                         ==========      ==========

NOTE D -- REVOLVING CREDIT FACILITY

     During 1995, the Company entered into a $15,000,000 revolving credit facility with a financial institution which expires on November 29, 1998. Borrowings are based upon eligible accounts receivable and inventory of the Company, as defined. Borrowings bear interest at the lender's prime rate plus
 .50% (9% at December 31, 1996).

     The agreement contains certain restrictive covenants, including, among other matters, the requirement to maintain certain financial ratios, and restricts the payment of dividends. Borrowings under this facility are collateralized by the Company's inventories and accounts receivable. Available borrowings under this credit arrangement are subject to a 0.37 percent commitment fee.


NOTE E -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                            1996            1995
                                                       -------------   -------------
   Term Loan due to Heller Financial Inc. ..........    $5,000,000      $7,500,000
   Less current maturities .........................     2,500,000       2,500,000
                                                        ----------      ----------
                                                        $2,500,000      $5,000,000
                                                        ==========      ==========

     The term loan due to Heller Financial Inc. is payable in quarterly installments of $625,000, and bears interest at prime plus .75% per annum, payable monthly (9.25% as of December 31, 1996).

     The term loan is collateralized by substantially all of the Company's equipment and leasehold improvements. The loan agreement restricts payment of dividends and contains certain restrictive covenants regarding the maintenance of financial ratios.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE F -- COMMITMENTS AND CONTINGENCIES

     The Company conducts a substantial portion of its business utilizing leased facilities and equipment with terms lasting through January 31, 2005. The terms of the facility lease include an option to purchase the leased premises based on 50% of the fair market value of the land and 100% of the fair market value of the building. The Company can renew the lease for two additional five-year terms.

     A subsidiary of the Company also conducts its business in a leased facility. The lease has a non-cancellable initial term of ten years expiring in December 1999 with two five-year renewal options.

     At December 31, 1996, future minimum payments under noncancellable operating leases with remaining terms of more than one year were as follows:



   Year ending December 31, 1997 .........    $1,450,000
    1998 .................................     1,337,000
    1999 .................................     1,324,000
    2000 .................................       720,000
    2001 .................................       651,000
    Thereafter ...........................       778,000
                                              ----------
                                              $6,260,000
                                              ==========

     Total rental expense for operating leases was approximately $1,875,000 and $1,787,000 for the years ended December 31, 1996 and 1995, respectively.

     As a defense contractor for the U.S. Government, the books, records and other supporting documentation of the Company used to establish certain contract prices are subject to audit to determine the allowability and reasonableness of costs. The Company routinely undergoes audits by the Government on both a pre-award and post-award basis.


NOTE G -- COMMON STOCK AND INCENTIVE STOCK OPTIONS

     In 1995, the Company sold 2,355 shares of common stock previously held in treasury to two employees and a director.

     The Company has options outstanding to key executives for the purchase of 954 shares of common stock at an exercise price of $1.00 per share. The options expire on December 31, 2002.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H -- POSTRETIREMENT BENEFITS

1.  PENSION PLAN

     Substantially all the employees of the Company are covered under a defined benefit pension plan. The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheets at December 31, 1996 and 1995:

                                                                                 1996             1995
                                                                            --------------   --------------
   Actuarial present value of benefit obligations
    Accumulated benefit obligations including vested benefits of
      $59,278,594 in 1996 and $52,700,092 in 1995........................    $ 60,303,661     $ 58,252,380
                                                                             ============     ============
   Projected benefit obligation for services rendered to date ...........    $ 63,413,303     $ 61,142,368
   Plan assets at fair value, primarily fixed income investments and
    common stocks .......................................................      54,588,989       49,449,375
                                                                             ------------     ------------
   Projected benefit obligation in excess of plan assets ................       8,824,314       11,692,993
   Unrecognized net loss ................................................      (3,054,968)      (3,056,450)
   Unrecognized prior service costs .....................................      (2,596,625)      (3,238,223)
   Unrecognized net transition asset ....................................          65,502           77,783
   Minimum liability adjustment .........................................       2,476,449        3,326,902
                                                                             ------------     ------------
   Pension liability ....................................................    $  5,714,672     $  8,803,005
                                                                             ============     ============
   Net periodic pension cost includes the following components: .........
                                                                                 1996             1995
                                                                             -------------    -------------
   Service cost - benefit earned during the year ........................    $  1,327,831     $  1,300,886
   Interest cost on projected benefit obligation ........................       4,872,752        4,743,858
   Actual (return) on plan assets .......................................      (4,854,957)      (6,663,443)
   Net amortization and deferral ........................................         879,262        3,511,186
                                                                            -------------    -------------
      Net periodic pension cost .........................................    $  2,224,888     $  2,892,487
                                                                            =============    =============

     The weighted average discount rates used in determining the present value of the projected benefit obligations was 8.15% in 1996 and 1995. The projected rate of increase in future compensation levels was 5.0% for both years. The expected long-term rate of return on assets was 9.5% for both years. Prior service costs are amortized using a straight-line method over the average remaining service period of employees expected to receive benefits under the plan. The Company's policy is to fund pension cost under its pension plan to the extent necessary under the Employee Retirement Income Security Act of 1974.

2.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company has a defined benefit postretirement plan that provides medical benefits for retirees. The Company does not fund retiree benefits in advance. In 1992, the Company established plan cost maximums to account for and control future medical costs more effectively. The Company requires that the projected future cost of providing postretirement benefits, principally health care, be accrued over the period earned rather than expensed as claims are incurred.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H -- POSTRETIREMENT BENEFITS (CONTINUED)

     Net periodic postretirement benefit cost for the years ended December 31, 1996 and 1995, included the following components:



                                                                                   1996            1995
                                                                              --------------   ------------
   Service cost benefits attributed to service during the period ..........     $    9,000     $   13,000
   Interest cost on the accumulated postretirement benefit
    obligation ............................................................      2,216,000      2,305,000
   Net amortization and deferral ..........................................       (104,000)
                                                                                ----------
   Net periodic postretirement benefit cost ...............................     $2,121,000     $2,318,000
                                                                                ==========     ==========

     Cost was determined by application of the terms of the medical plan, including the effects of established maximums on covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at annual rates progressively declining from 12% in 1995. Future benefits will be capped at the limits in effect for December 31, 1996. The effect of a 1% annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $-0- in 1996 and $32,000 in 1995; the annual costs would not be materially affected. In addition to net periodic postretirement cost, the Company recognized an actuarial gain of $3,000 in 1995.

     The following tables provide information on the status of the plan at December 31, 1996 and 1995.



                                                                                   1996             1995
                                                                              --------------   --------------
   Accumulated postretirement benefit obligation
    Retirees ...............................................................    $23,193,000      $23,144,000
    Fully eligible active plan participants ................................      4,197,000        4,552,000
    Other active plan participants .........................................        142,000          183,000
                                                                                -----------      -----------
   Accumulated postretirement benefit obligation ...........................     27,532,000       27,879,000
   Unrecognized net gain (loss) ............................................      1,854,000        2,135,000
                                                                                -----------      -----------
   Accrued postretirement benefit cost recognized in the
    consolidated balance sheet .............................................    $29,386,000      $30,014,000
                                                                                ===========      ===========

     Measurement of the accumulated postretirement benefit obligation was based on an assumed discount rate of 8.15% in 1996 and 1995. The health care cost trend rate was 0% in 1996 and 12% in 1995.

3.  EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

     The Company maintains an hourly and salaried employees' savings plan. The Company contributes a guaranteed minimum of eligible employee contributions. Additional company contributions of up to 25% of eligible employee contributions are voluntary and at the discretion of the Board of Directors. Profit-sharing expense was approximately $642,000 and $506,000 for the years ended December 31, 1996 and 1995, respectively.

4.  MULTIEMPLOYER PLAN

     The Company contributed $1,000 in 1996 and 1995 to multiemployer pension plans for employees covered by collective bargaining agreements. These plans are not administered by the Company and contributions are determined in accordance with provisions of the negotiated labor contract. Information with respect to the Company's proportionate share of the excess, if any, of the actuarially computed value of vested benefits over the total of the pension plans' net assets is not available from the plans' administrators.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H -- POSTRETIREMENT BENEFITS (CONTINUED)

     The Multiemployer Pension Plan Amendments Act of 1980 (the "Act") significantly increased the pension responsibilities of participating employers. Under the provisions of the Act, if the plan terminates or the Company withdraws, the Company could be subject to a "withdrawal liability."

NOTE I -- INCOME TAXES

     Income tax expense is comprised of the following:

                             1996            1995
                        -------------   -------------
   Currently payable
    Federal .........    $4,133,000      $2,269,000
    State ...........     1,010,000         773,000
                         ----------      ----------
                         $5,143,000      $3,042,000
                         ==========      ==========

     The effective tax rate varies from the statutory rate primarily due to state and local income taxes and for the year ended December 31, 1995 due to adjustment of prior year's tax provision.

     Deferred income taxes at December 31 relate to the following:

                                                                 1996                              1995
                                                   --------------------------------   -------------------------------
                                                       DEFERRED          DEFERRED         DEFERRED         DEFERRED
                                                          TAX              TAX               TAX              TAX
                                                        ASSETS         LIABILITIES         ASSETS         LIABILITIES
                                                   ----------------   -------------   ----------------   ------------
   Pension and postretirement benefits .........    $  13,821,000        $     --      $  15,462,000       $     --
   Other temporary differences .................        1,683,000         285,000          2,252,000        379,000
   Inventory costs .............................        1,640,000              --          1,713,000             --
   Vacation pay accrual ........................          644,000              --            625,000             --
   Warranty costs ..............................          484,000              --            652,000             --
   Valuation allowance .........................      (12,187,000)             --        (14,525,000)            --
                                                    -------------        --------      -------------       --------
                                                    $   6,085,000        $285,000      $   6,179,000       $379,000
                                                    =============        ========      =============       ========

NOTE J -- CASH FLOW INFORMATION

     The following is supplemental cash flow information:

                                                       1996            1995
                                                  -------------   -------------
   Cash paid for
    Interest ..................................    $1,179,000      $1,665,000
    Income taxes ..............................     5,621,000       3,916,000

NOTE K -- OTHER LIABILITIES AND ACCRUED EXPENSES

     Other liabilities and accrued expenses are summarized as follows:

                                                        1996            1995
                                                   -------------   -------------
   Allowance for contract adjustments ..........    $2,499,449      $  783,513
   Accrued warranties ..........................     1,160,613       1,490,294
   Customer advances ...........................       797,931         851,364
   Other current liabilities ...................     2,800,915       2,045,724
                                                    ----------      ----------
                                                    $7,258,908      $5,170,895
                                                    ==========      ==========

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE L -- SUBSEQUENT EVENTS


     In January 1997, a newly formed company, by an investor group and certain minority stockholders of the Company, acquired all the outstanding stock of the Company. The acquisition was financed through the issuance of preferred and common stock and bank borrowings.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma financial information gives effect to the following transactions as if they had occurred on January 1, 1997: (i) the Company's purchase of the stock of SPD Technologies, Inc. ("SPD"); (ii) the acquisition (the "L-3 Acquisition") by L-3 Communications Holdings, Inc., ("Holdings" or the "Company") of ten business units from Lockheed Martin Corporation (the "Predecessor Company"); (iii) the acquisitions by the Company of the assets of the Ocean Systems business ("Ocean Systems") of Allied Signal, Inc., the assets of ILEX Systems ("ILEX") and the assets of the Satellite Transmission Systems division ("STS") of California Microwave, Inc. (collectively, the "Other Acquisitions"); and (iv) the sale of 6.9 million shares by Holdings of its common stock in an initial public offering, the issuance by the Company of $180.0 million of 8 1/2% Senior Subordinated Notes, and the amendment of the Company's credit facilities to increase its revolving credit facility to $200.0 million (collectively, the "Offerings"). The pro forma financial information is based on (i) the unaudited condensed consolidated financial statements of the Company and SPD as of June 30, 1998 and for the six months ended June 30, 1998, (ii) the consolidated statement of operations of the Company for the nine-month period ended December 31, 1997,
(iii) the combined statement of operations of the Predecessor Company for the three months ended March 31, 1997, and (iv) the statements of operations of SPD and the Other Acquisitions for the year ended December 31, 1997, using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.


     The pro forma adjustments are based upon preliminary estimates of purchase prices and the related purchase price allocations for SPD and the Other Acquisitions. Actual adjustments will be based on final appraisals and other analyses of fair values which are in process. Management does not expect that differences between the preliminary and final allocations will have a material impact on the Company's pro forma financial position or results of operations. The pro forma statement of operations does not reflect any cost savings that management of the Company believes would have resulted had the Transactions occurred on January 1, 1997. The pro forma financial information should be read in conjunction with (i) the unaudited condensed consolidated financial statements of SPD for the six months ended June 30, 1998, (ii) the audited consolidated financial statements of SPD for the year ended December 31, 1997,
(iii) the unaudited condensed consolidated financial statements of the Company for the six months ended June 30, 1998, (iv) the audited consolidated (combined) financial statements of the Company and the Predecessor Company as of December 31, 1997 and for the nine months ended December 31, 1997 and the three months ended March 31, 1997, (v) the audited financial statements of STS for the year ended June 30, 1997, (vi) the unaudited condensed financial statements of STS as of December 31, 1997 and for the six months ended December 31, 1997 and 1996, (vii) the audited consolidated financial statements of ILEX for the year ended December 31, 1997, and (viii) the audited combined financial statements of Ocean Systems for the year ended December 31, 1997. The historical financial statements of the Company, Ocean Systems, ILEX and STS referred to above are included in the Company's previously filed Annual Report on Form 10-K, as amended, for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1998. The unaudited pro forma condensed financial information may not be indicative of the financial position and results of operations of the Company that actually would have occurred had the Transactions been in effect on the dates indicated or the financial position and results of operations that may be obtained in the future.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                            COMPANY             SPD             PRO FORMA         PRO FORMA
                                                         JUNE 30, 1998   JUNE 30, 1998(6)     ADJUSTMENTS(7)    JUNE 30, 1998
                                                        --------------- ------------------ ------------------- --------------
ASSETS
Current assets:
 Cash and cash equivalents. ...........................    $  100.5          $   0.2            ($  95.2)        $     5.5
 Contracts in process .................................       266.3             59.4                 2.0             327.7
 Other current assets. ................................        17.7              8.7                  --              26.4
                                                           --------          -------             -------         ---------
   Total current assets. ..............................       384.5             68.3              ( 93.2)            359.6
                                                           --------          -------             -------         ---------
Property, plant and equipment, net. ...................       101.4             12.9                  --             114.3
Intangibles, primarily cost in excess of net assets
 acquired, net of amortization ........................       393.7             78.0               136.5             608.2
Other assets. .........................................        73.7              1.3                14.5 (9)          89.5
                                                           --------          -------             -------         ---------
   Total assets . .....................................    $  953.3          $ 160.5             $  57.8         $ 1,171.6
                                                           ========          =======             =======         =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt . ..................    $     --          $   6.3            ($   6.3)        $      --
 Accounts payable and accrued expenses . ..............        82.4             27.9                  --             110.3
 Customer advances and amounts in excess of costs
   incurred ...........................................        75.5              2.1                  --              77.6
 Other current liabilities ............................        49.6              4.2                  --              53.8
                                                           --------          -------             -------         ---------
   Total current liabilities ..........................       207.5             40.5              (  6.3)            241.7
                                                           --------          -------             -------         ---------
 Pension, postretirement benefits and other
   liabilities ........................................        56.7             30.8                10.0              97.5
 Revolving credit facility ............................          --               --               143.3             143.3
 Senior subordinated notes ............................       405.0               --                  --             405.0
 SPD debt .............................................          --             69.7              ( 69.7)               --
 Shareholders' equity .................................       284.1             19.5              ( 19.5)            284.1
                                                           --------          -------             -------         ---------
   Total liabilities and shareholders' equity .........    $  953.3          $ 160.5             $  57.8         $ 1,171.6
                                                           ========          =======             =======         =========

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1998

                                                                     SPD
                                                                  PRO FORMA
                                         COMPANY      SPD(6)     ADJUSTMENTS
                                       ----------- ----------- ---------------
                                        (in millions, except per share data)
STATEMENT OF OPERATIONS:
Sales ................................  $ 417.0     $  105.5      $     --
Costs and expenses ...................    383.4         94.4           1.6 (7)
                                        -------     --------      --------
 Operating income (loss) .............     33.6         11.1          (1.6)
Interest and investment income
 (expense). ..........................      1.5           --            --
Interest expense. ....................     21.6          5.0            --
                                        -------     --------      --------
 Income (loss) before income
   taxes .............................     13.5          6.1          (1.6)
Income tax expense (benefit) .........      5.3          2.2          (0.6)(9)
                                        -------     --------      --------
 Net income (loss) ...................  $   8.2     $    3.9      $   (1.0)
                                        =======     ========      ========
EARNINGS PER COMMON SHARE(10):
 Basic ...............................  $   0.37
 Diluted. ............................  $   0.36
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING(10):
 Basic ...............................     21.9
 Diluted. ............................     23.0



                                                                  OTHER
                                                              ACQUISITIONS
                                               OTHER            PRO FORMA          FINANCING
                                        ACQUISITIONS(2)(3)   ADJUSTMENTS(4)   TRANSACTIONS(5)(8)   PRO FORMA
                                       -------------------- ---------------- -------------------- ----------
                                                       (in millions, except per share data)
STATEMENT OF OPERATIONS:
Sales ................................        $ 20.7             $   --           $     --         $ 543.2
Costs and expenses ...................          23.2                0.5                 --           503.1
                                              ------             ------           --------         -------
 Operating income (loss) .............         ( 2.5)              (0.5)                              40.1
Interest and investment income
 (expense). ..........................            --                 --               (1.5)              --
Interest expense. ....................           0.1                 --                0.1            26.8
                                              ------             ------           --------         --------
 Income (loss) before income
   taxes .............................         ( 2.6)              (0.5)              (1.6)           13.3
Income tax expense (benefit) .........         ( 0.6)              (0.2)              (0.6)(9)         4.7
                                              ------             ------           --------         --------
 Net income (loss) ...................       $  (2.0)            $ (0.3)          $   (1.0)        $   7.8
                                             =======             ======           ========         ========
EARNINGS PER COMMON SHARE(10):
 Basic ...............................                                                             $   0.29
 Diluted. ............................                                                             $   0.27
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING(10):
 Basic ...............................                                                 6.9            27.2
 Diluted. ............................                                                 6.9            28.4

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997




                                                    PREDECESSOR
                                                      COMPANY
                                        COMPANY        THREE
                                      NINE MONTHS     MONTHS        PRO FORMA
                                         ENDED         ENDED       ADJUSTMENTS     PRO FORMA
                                     DECEMBER 31,    MARCH 31,         L-3            L-3
                                         1997         1997(1)    ACQUISITION(1)   ACQUISITION     SPD(6)
                                    -------------- ------------ ---------------- ------------- -----------
                                                     (in millions, except per share data)
 Statement of Operations:
 Sales. ...........................    $ 546.5       $ 158.9         $ (1.8)       $  703.6     $  130.0
 Costs and expenses ...............      495.0         151.0           (7.6)          638.4        106.9
                                       -------       -------         ------        --------     --------
  Operating income (loss) .........       51.5           7.9            5.8            65.2         23.1
 Interest and investment income
  (expense). ......................        1.4            --             --             1.4           --
 Interest expense. ................       29.9           8.4            1.5            39.8          4.8
                                       -------       -------         ------        --------     --------
  Income (loss) before income
  taxes ...........................       23.0        (  0.5)           4.3            26.8         18.3
 Income tax expense (benefit) .....       10.7        (  0.2)            --            10.5          6.4
                                       -------       -------         ------        --------     --------
  Net income (loss) ...............    $  12.3      $   (0.3)        $  4.3        $   16.3     $   11.9
                                       =======      ========         ======        ========     ========
 EARNINGS PER COMMON
  SHARE(10):
  Basic ...........................    $   0.62
  Diluted. ........................    $   0.61
 WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING(10):
  Basic ...........................       20.0
  Diluted. ........................       20.0



                                                                             PRO FORMA
                                          SPD                               ADJUSTMENTS
                                       PRO FORMA            OTHER              OTHER             FINANCING           PRO
                                      ADJUSTMENTS    ACQUISITIONS(2)(3)   ACQUISITIONS(2)   TRANSACTIONS(5)(8)      FORMA
                                    --------------- -------------------- ----------------- -------------------- -------------
                                                              (in millions, except per share data)
 Statement of Operations:
 Sales. ...........................    $      -           $ 190.4            $     --           $     --         $ 1,024.0
 Costs and expenses ...............         4.0 (7)         196.3                 1.1 (4)             --             946.7
                                       --------           -------            --------           --------         ---------
  Operating income (loss) .........        (4.0)           (  5.9)               (1.1)                --              77.3
 Interest and investment income
  (expense). ......................          --            (  0.1)                 --               (1.3)                --
 Interest expense. ................          --               0.5                  --                8.5              53.6
                                       --------           -------            --------           --------         ----------
  Income (loss) before income
  taxes ...........................        (4.0)           (  6.5)               (1.1)              (9.8)             23.7
 Income tax expense (benefit) .....        (1.6)(9)        (  4.0)               (0.4)(9)           (3.8)(9)           7.1
                                       --------           -------            --------           --------         ----------
  Net income (loss) ...............    $   (2.4)         $   (2.5)           $   (0.7)          $   (6.0)        $    16.6
                                       ========          ========            ========           ========         ==========
 EARNINGS PER COMMON
  SHARE(10):
  Basic ...........................                                                                              $     0.62
  Diluted. ........................                                                                              $     0.60
 WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING(10):
  Basic ...........................                                                                  6.9              26.9
  Diluted. ........................                                                                  6.9              27.7

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following facts and assumptions were used in determining the pro forma effect of the Transactions.


1. The Company's historical financial statements reflect the results of operations of the Company since the effective date of the L-3 Acquisition, April 1, 1997, and the Predecessor Company historical financial statements reflect the results of operations of the Predecessor Company for the three months ended March 31, 1997. The adjustments made to the pro forma statement of operations for the three months ended March 31, 1997 and for the year ended December 31, 1997, relating to the L-3 Acquisition are: (a) the elimination of $1.8 million of sales and $1.8 million of costs and expenses related to the Hycor business which was acquired as part of the L-3 Acquisition and which has been accounted for as "net assets of acquired business held for sale", (b) a reduction to costs and expenses of $0.8 million to record amortization expenses on the excess of the L-3 Acquisition purchase price over net assets acquired of $303.2 million over 40 years, net of the reversal of amortization expenses of intangibles included in the Predecessor Company historical financial statements, (c) a reduction to costs and expenses of $0.6 million to record estimated pension cost on a separate company basis net of the reversal of the allocated pension cost included in the Predecessor Company historical financial statements, (d) a net increase to interest expense of $1.5 million, comprised of a $0.2 million allocated interest expense reduction related to the Hycor business and a net $1.7 million increase, reflecting pro forma interest expense of $10.2 million based on actual borrowings of $400.0 million and the effective cost of borrowing rate incurred by the Company to finance the L-3 Acquisition less interest expense of approximately $8.5 million included in the historical financial statements of the Predecessor Company, and (e) the reversal of a $4.4 million noncash compensation charge related to the initial capitalization of the Company included in the Company's historical results of operations for the nine months ended December 31, 1997 which is nonrecurring in nature. A statutory (federal, state and foreign) tax rate of 39.0% was assumed on these pro forma adjustments except for adjustment (e), where no tax effect has been reflected.

2. On February 5, 1998, the Company purchased the assets of STS for $27.5 million of cash including expenses. On March 4, 1998, the Company purchased substantially all the assets of ILEX for $51.5 million of cash including expenses (net of acquired cash of $2.4 million) plus additional consideration contingent upon post-acquisition performance of ILEX. On March 30, 1998, the Company purchased the assets of Ocean Systems for $68.7 million of cash including expenses. The STS and ILEX purchase prices are subject to adjustment based upon the actual closing net assets as defined. The aggregate purchase prices including expenses of the Other Acquisitions of $147.7 million were substantially all financed with the proceeds from the Offerings (See Note 5 below). The Other Acquisitions are included in the Company's historical balance sheet as of June 30, 1998.

3. The pro forma statements of operations include the following historical financial data for the Other Acquisitions:

     The pro forma statement of operations for the six months ended June 30,
1998 includes the following   historical data for the Other Acquisitions.


                                                                                 OCEAN           OTHER
                                                     STS (A)     ILEX (A)     SYSTEMS (B)     ACQUISITIONS
                                                    ---------   ----------   -------------   -------------
                                                                        (in millions)
   Sales ........................................    $  2.3       $  4.5        $  13.9         $ 20.7
   Costs and expenses ...........................       5.9          4.4           12.9           23.2
                                                     ------       ------        -------         ------
   Operating (loss) income. .....................      (3.6)         0.1            1.0          ( 2.5)
   Interest and investment income (expense) .....        --           --             --             --
   Interest expense .............................        --           --            0.1            0.1
                                                     ------       ------        -------         ------
   Income (loss) before income taxes . ..........      (3.6)         0.1            0.9          ( 2.6)
   Income tax (benefit) provision . .............      (1.0)          --            0.4          ( 0.6)
                                                     ------       ------        -------         ------
   Net (loss) income ............................    $ (2.6)      $  0.1        $   0.5        $  (2.0)
                                                     ======       ======        =======        =======

   ----------
   (a)   Represents results for the one-month period ended January 31, 1998

   (b)   Represents results for the three-month period ended March 31, 1998

     The pro forma statement of operations for the year ended December 31, 1997
includes the following   historical data for the Other Acquisitions.




                                                                                OCEAN           OTHER
                                                    STS (A)     ILEX (A)     SYSTEMS (B)     ACQUISITIONS
                                                   ---------   ----------   -------------   -------------
                                                                       (in millions)
   Sales .......................................    $ 53.9      $  63.5        $ 73.0          $ 190.4
   Costs and expenses ..........................      61.7         55.9          78.7            196.3
                                                    ------      -------        ------          -------
   Operating (loss) income. ....................     ( 7.8)         7.6         ( 5.7)          (  5.9)
   Interest and investment income
     (expense) .................................        --        ( 0.2)          0.1           (  0.1)
   Interest expense ............................        --           --           0.5              0.5
                                                    ------      -------        ------          -------
   Income (loss) before income taxes . .........     ( 7.8)         7.4         ( 6.1)          (  6.5)
   Income tax (benefit) provision . ............     ( 2.1)         0.5         ( 2.4)          (  4.0)
                                                    ------      -------        ------          -------
   Net (loss) income ...........................   $  (5.7)     $   6.9       $  (3.7)        $   (2.5)
                                                   =======      =======       =======         ========

   ----------
   (a) Represents fiscal year ended June 30, 1997 plus the six month period ended December 31, 1997 minus the six month period ended December 31, 1996.


4. The aggregate estimated excess of purchase price including expenses over fair value of net assets acquired related to the Other Acquisitions is $94.6 million, comprised of $38.6 million and $56.0 million, respectively, for ILEX and Ocean Systems and is being amortized over 40 years resulting in a charge of $2.4 million per annum. Based upon preliminary estimates of fair value, the acquisition of STS resulted in no goodwill being recorded since the purchase price was equal to the net assets acquired.

     Adjustments to costs and expenses in the pro forma statements of
operations relating to the Other   Acquisitions were comprised of the
following:



                                                             SIX MONTHS ENDED      YEAR ENDED
                                                                 JUNE 30,         DECEMBER 31,
                                                                   1998               1997
                                                            ------------------   -------------
                                                                      (in millions)
   (a) Amortization expense of estimated purchase cost
       in excess of net assets ...........................         $  0.4            $  2.4
   (b) Elimination of goodwill amortization expense
       included in the historical financial statements for
       the 1998 Acquisitions .............................           (0.1)             (2.1)
   (c) Estimated rent expense on the Sylmar facility of
       Ocean Systems which was not be acquired by L-3
       Communications ....................................            0.3               1.1
   (d) Elimination of depreceiation expense on
       buildings and improvements on the Sylmar
       facility of Ocean Systems which was not acquired
       by L-3 Communications .............................           (0.1)             (0.3)
                                                                   ------            ------
      Total increase to costs and expenses ..............          $  0.5            $  1.1
                                                                   ======            ======

5. The Offerings include the sale of 6.9 million shares of Holdings' common stock in an Initial Public Offering ("IPO") for $22 per share or $139.5 million, after underwriting discounts and commissions and expenses of $12.3 million and the sale of $180.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due May 15, 2008 (the "1998 Notes"), whose proceeds amounted to $173.8 million after debt issuance costs of $6.2 million. The net proceeds from the Offerings of $313.3 million have been used to (i) prepay all $171.0 million of borrowings outstanding under the term loan facilities, and (ii) finance substantially all of the aggregate purchase prices of the Other Acquisitions (See Note 2 above). The Offerings were completed on May 19, 1998 and their effect is included in Company's historical balance sheet as of June 30, 1998.

6. On August 13, 1998, the Company acquired 100% of the the stock of SPD for $230.0 million of cash, subject to adjustment based on final closing adjusted net assets, as defined. For purposes of the pro forma financial information an estimated purchase price of $238.5 million including expenses (net of cash acquired of $0.2 million) was assumed reflecting the contract price of $230.0 million and an estimated purchase price adjustment of $8.5 million based on the June 30, 1998 net assets of SPD. The SPD acquisition was assumed to be financed using $95.2 million of cash on hand and $143.3 million of borrowings under the Company's revolving credit facility. The SPD balance sheet as of June 30, 1998, and the SPD statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997 have been derived from SPD's historical financial statements included elsewhere herein.

7. The estimated excess of purchase price over fair value of net assets acquired for SPD of $209.5 million and is being amortized over 40 years resulting in a charge of $5.2 million per annum. Further, the pro forma balance sheet includes the elimination of (i) $78.0 million of intangibles, primarily cost in excess of net assets acquired, included in the SPD historical balance sheet, (ii) $76.0 of SPD debt which was repaid in connection with SPD acquisition, and (iii) $25.7 million of SPD's historical shareholders' equity. The pro forma balance sheet also reflects these adjustments related to preliminary purchase price allocation:

       (a) an estimated increase to contracts in process of $2.0 million related to valuing certain commercial work-in-process and finished goods inventory at their fair values. The non-recurring charge to income resulting from the above mentioned inventoried adjustment is not material to the pro forma statement of operations;

       (b) an adjustment of $5.0 million to intangible assets to reflect the estimated value of acquired identifiable intangibles which are being amortized over an estimated 15-year period relating in a change of $0.3 million per annum;

   (c) an increase to pension and postretirement benefits liabilities of $10.0 million to reflect the use of the Company's discount rate which is lower than the discount rate used in the SPD historical financial statements; and

   (d)        an increase in deferred tax asset of $14.5 million to reflect
              (i) the elimination of a valuation allowance of $10.6 million included in the SPD historical financial statements to reflect the Company's ability to realize the acquired SPD deferred tax assets on a consolidated basis and (ii) a deferred tax benefit of $3.9 million related to the above-mentioned increase in the SPD pension and postretirement benefits liabilities.

    Adjustments to costs and expenses relating to the SPD acquisition in the pro forma statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997 were increases of $1.6 million and $4.0 million, respectively, and were comprised of (i) amortization expense of estimated intangibles, primarily cost in excess of net assets acquired, of $2.8 million and $5.5 million, respectively, and (ii) the elimination of goodwill amortization expense included in the historical financial statements of SPD of $1.2 million and $1.5 million, respectively.

 8. Adjustments to the pro forma statements of operations include the elimination of interest income of $1.5 million and $1.3 million for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively, to reflect the use of cash on hand to partially finance the aggregate purchase prices for the Other Acquisitions and SPD acquisition.

    Assuming the SPD acquisition, the Other Acquisitions, and the Offerings were completed on January 1, 1997, adjustments to pro forma interest expense for the six months ended June 30, 1998 and the year ended December 31, 1997 include increases of $0.1 million and $8.5 million, respectively. The details of interest expense, after such pro forma adjustments follow:



                                                                 SIX MONTHS ENDED      YEAR ENDED
                                                                     JUNE 30,         DECEMBER 31,
                                                                       1998               1997
                                                                ------------------   -------------
                                                                          (in millions)
    Interest on the 1997 Notes (10.375% on $225.0 million) ..        $  11.7            $  23.3
    Interest on the 1998 Notes (8.50% on $180.0 million).....            7.7               15.3
    Interest on borrowings under facility (8.0% on $146.0
      million) ..............................................            5.8               11.7
    Commitment fee of 0.5% on unused portion of revolving
      credit facility (0.5% on $54.0 million) ...............            0.1                0.3
    Amortization of deferred debt issuance costs ............            1.5                3.0
                                                                     -------            -------
    Total pro forma interest expense ........................        $  26.8            $  53.6
                                                                     =======            =======

    In accordance with SEC regulations, the pro forma statements of operations do not reflect interest income on the $5.5 million pro forma cash balance at June 30, 1998.

 9. The pro forma adjustments were tax-effected, as appropriate, using a statutory (federal, state and foreign) tax rate of 39.0%.

10. Pro forma basic earnings per common share are computed based upon the weighted-average number of shares of common stock outstanding, giving effect to the Holdings IPO. Pro forma diluted earnings per common stock are computed based upon: (a) the weighted average number of shares of common stock and potential common stock outstanding, to the extent the potential common stock is not anti-dilutive, giving effect to the IPO; and (b) an assumed average market price of common stock for the year ended December 31, 1997 of $22.00 per share based on the IPO price and of $23.87 per share for the six months ended June 30, 1998 based on the IPO price of $22.00 for the period January 1, 1998 to May 19, 1998 (the IPO date) and actual average market prices of the Company's common stock for the period May 20, 1998 to June 30, 1998, were used for the assumed purchase of common shares for treasury.